As filed with the Securities and Exchange Commission on July 16, 1998
                                  File No. 333-

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933



                     Worldwide Entertainment & Sports Corp.
             (Exact name of Registrant as specified in its charter)

Delaware                                                      22-3393152
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                       Identification Number)

                              29 Northfield Avenue
                          West Orange, New Jersey 07052
                                 (973) 325-3244
               (Address, including zip code, and telephone number,
                      including area code, of Registrant's
                          principal executive offices)

                             Marc Roberts, President
                     Worldwide Entertainment & Sports Corp.
                          West Orange, New Jersey 07052
                                 (973) 325-3244
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                              Craig S. Libson, Esq.
                           Parker Duryee Rosoff & Haft
                                529 Fifth Avenue
                            New York, New York 10017
                                 (212) 599-0500

         Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                            CALCULATION OF REGISTRATION FEE




TITLE OF SECURITIES TO BE                      AMOUNT TO BE           PROPOSED MAXIMUM               REGISTRATION
REGISTERED                                     REGISTERED             OFFERING PRICE PER             FEE
                                                                      SHARE (1)
Common Stock, Par Value $.01 per  share        435,500 (2)            $2.875                         $369
Common Stock, Par Value $.01 per  share        64,500 (3)             $1.84 (4)                      $ 35

                                               TOTAL: 500,000                                        $404



     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

     (2) Represents shares that may hereafter by issued upon exercise of options that have heretofore been granted pursuant to the 1996 Stock Option Plan of the Registrant (the "Plan"). This Registration Statement also registers and indeterminate number of shares of Common Stock which may become issuable pursuant to the antidilution provisions of the Plan.

     (3) Represents shares that may hereafter be issued upon exercise of options that may hereafter be granted pursuant to the Plan.

     (4) Based upon the average of the high and low sales prices of the Common Stock on The Nasdaq SmallCap Market of $1.84 on July 10, 1998.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                                EXPLANATORY NOTE


         As permitted by the rules of the Security and Exchange Commission, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by rule 428(b) promulgated under the Securities Act of 1933, as amended. Such documents are not being filed with the Securities and Exchange Commission as part of this Registration Statement or as prospectus supplements pursuant to Rule 424 of such Act.

         The Prospectus that is being filed with this Registration Statement has been prepared in accordance with the requirements of General Instruction C to Form S-8 and Part I of Form S-3, and may be used by certain selling stockholders for reofferings of common stock of the Company's under the Company's 1996 Stock Option Plan.

                                 202,000 Shares

                     WORLDWIDE ENTERTAINMENT & SPORTS CORP.

                                  Common Stock

         This Prospectus relates to up to 202,000 shares of Common Stock, par value $.01 per share (the "Common Stock") that may from time to time be sold by one or more of the selling stockholders identified in this Prospectus or in a supplement hereto (the "Selling Stockholders"). See "Selling Stockholders." All of the shares to which this Prospectus relates are shares which have been or may be issued upon the exercise by certain affiliates of the Company of options granted under the Company's 1996 Stock Option Plan (the "Plan"). The Company will not receive any of the proceeds from the sales of shares of Common Stock by the Selling Stockholders. However, the Company will receive the proceeds from any exercise of stock options granted or to be granted pursuant to the Plan. See "Use of Proceeds."

         The Common Stock offered by the Selling Stockholders (the "Shares") may be sold from time to time by the Selling Stockholders directly to purchasers or, alternatively, may be offered from time to time through agents, brokers, dealers or underwriters, who may receive compensation in the form of concessions or commissions from the Selling Stockholders or purchasers of the Share (which compensation may be in excess of customary commissions). Sales of the Shares may be made in one or more transactions through the Nasdaq Stock Market, otherwise in the over-the-counter market, in privately negotiated transactions or otherwise, and such sales may be made at the market price prevailing at the time of sale, a price related to such prevailing market price or a negotiated price.

         Any brokers, dealers or agents that participate in the distribution of the Shares may be deemed to be underwriters and any commissions received by them and any profit on the resale of such shares positioned by them might be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Act").

         The Company will pay all costs and expenses incurred by it in connection with the registration of the Shares under the Act. The Selling Stockholders will pay the costs associated with any sale of Shares, including any discounts, commissions and applicable transfer taxes.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



     The date of this Prospectus is July 16, 1998.

         The Company is a Delaware corporation and has its principal executive offices at 29 Northfield Avenue, West Orange, New Jersey 07052. The Company's telephone number is (973) 325-3244.

         No dealer, salesperson or other person has been authorized to give any information or to make any representations not contained in this Prospectus or incorporated by reference to this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by the Selling Stockholders. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this Prospectus at any time does not imply that the information contained herein is correct as of any time subsequent to its date.


                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance therewith, the Company files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth
Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the Commission at 7 World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60621. Copies of such material may be obtained from the Public Reference Section of the Commission at prescribed rates by writing to the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or from the Commission's web site at http://www.sec.gov. The Common Stock is traded on The Nasdaq SmallCap Market and reports and other information concerning the Company may be inspected and copied at The Nasdaq Stock Market, Inc. at 1735 K Street, N.W., Washington, DC 20006.

         The Company has filed with the Commission a Registration Statement on Form S-8. Included thereon is this prospectus which is prepared in accordance with the requirements of Part I of Form S-3 under the Securities Act with respect to the restricted securities held by affiliates of the Company offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, copies of which can be obtained from the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the fees prescribed by the Commission.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant, Worldwide Entertainment & Sports Corp., a Delaware corporation (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement.

     (a) The Company's Annual Report on Form 10-KSB for its fiscal year ended December 31, 1997;

     (b) The Company's Current Report on Form 8-K filed by the Company on January 15, 1998; and

     (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed by the Company on October 18, 1996, under the Exchange Act, and any amendment or report filed for the purpose of updating such description.

     (d) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998.

         All documents filed by the Company with the Commission pursuant to Sections 13, 14 and 15(d) of the Exchange Act subsequent hereto, but prior to the termination of this offering, shall be deemed to be incorporated herein by reference and to be a part hereof from their respective dates of filing. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will furnish without charge to each person (including any beneficial owner) to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Requests for copies of such documents should be directed to the Company, 29 Northfield Avenue, West Orange, New Jersey 07052, Attention:
President, telephone number (973) 325-3244.


                                 USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders. The Company may, in the future, receive proceeds from the exercise of the options reference in this Prospectus, but only if such options are exercised and then only in an amount equal to the exercise price thereof multiplied by the number of options exercised.

                              SELLING STOCKHOLDERS

         The persons that may offer Shares pursuant to this Prospectus (the "Selling Stockholders") are persons that have heretofore been granted, or may hereafter be granted, options pursuant to the Company's 1996 Stock Option Plan (the "Plan"). All of the 208,000 shares of Common Stock of the Company offered by this Prospectus are being offered for the accounts of the Selling Stockholders. All of such shares that have been or may hereafter be acquired by the Selling Stockholders pursuant to the Plan as restricted stock or upon the exercise of options that have heretofore been granted, or may hereafter be granted.

         Based upon information currently available to the Company, the following table sets forth with respect to each person named therein, as of the date of this Prospectus (i) such person's current position with the Company,
(ii) the aggregate number of shares of Common Stock underlying unexercised options heretofore granted to such person (such shares being referred to as "Underlying Shares") and (iii) the aggregate number of issued and outstanding shares of Common Stock ("# of Common Stock") owned by such person.

         The Company may, from time to time, amend such table (by means of a supplement to this Prospectus) in order to (a) name additional officers and directors as Selling Shareholders and/or (b) reflect changes in the aggregate number of shares of Common Stock underlying unexercised options granted to such persons, which change results from the granting of additional options under the Plan.

         The shares of Common Stock to which this Prospectus relates are being registered for reoffers and resales by Selling Stockholders of the Company who may acquire such shares pursuant to the exercise of options granted or to be granted under the Plan. The Selling Stockholders named below may resell all, a portion, or none of the shares that they acquire or may acquire pursuant not the exercise of options under the Plan.

         The following table sets forth certain information concerning the Selling Stockholders as of the date of this Prospectus.


                                          SHARES OF                                                        SHARES OF COMMON
                                        COMMON STOCK                            NO. OF COMMON              STOCK OWNED AFTER
                                           BEFORE                               STOCK OFFERED                  OFFERING
                                          OFFERING                               NUMBER (2)
              NAME                NUMBER (1)                 PERCENT                 SHARES           NUMBER         PERCENT

Marc Roberts                      1,744,966                    24.5                  25,000           1,719,966        24.1
 Director, Chairman of the
 Board, President and Chief
 Executive Officer
Roy Roberts                       183,334                       2.5                 40,000               143,334        2.0
  Chief Financial Officer and
  Director
Herbert F. Kozlov                 424,000                       6.0                 98,000               326,000        4.6
  Director and Secretary
Dan Drykerman                     135,000                       1.9                 45,000                90,000        1.3
 Director
Allan Cohen                       136,667                       1.9                 45,000                91,667        1.3
 Director
Harvey Silverman                  172,334                       2.4                 45,000               127,334        1.8
 Director

     (1) Represents shares which may be acquired upon exercise of options granted under the Plan. (2) Represents those shares of Common Stock held by the Selling Stockholder, if any, together with those shares that such Selling Stockholder has the right to acquire within 60 days from the date of this Prospectus. Each of the Selling Stockholders specifically disclaims beneficial ownership of the shares of Common Stock held (or acquirable upon exercise or conversion of any derivative securities held) by other Selling Stockholders and, as such, the number of shares of Common Stock represented hereby does not reflect any shares of Common Stock beneficially owned by any other Selling Stockholder.

     The Selling Stockholders identified above may have sold, transferred or otherwise disposed of all or a portion of their Shares since the date on which they provided the information regarding their Common Stock in transactions exempt from the registration requirements of the Securities Act. Additional information concerning the above listed Selling Stockholders may be set forth from time to time in prospectus supplements to this Prospectus. See "Plan of Distribution."


                              PLAN OF DISTRIBUTION

         Sales of the Shares may be made from time to time by the Selling Stockholders, or, subject to applicable law, by pledgees, donees, distributees, transferees or other successors in interest. Such sales may be made on The Nasdaq SmallCap Market, in another over-the-counter market, on a national securities exchange (any of which may involve crosses and block transactions), in privately negotiated transactions or otherwise or in a combination of such transactions at prices and at terms then prevailing or at prices related to the then current market price, or at privately negotiated prices. In addition, any Shares covered by this Prospectus which qualify for sale pursuant to Section 4(1) of the Securities Act or Rule 144 promulgated thereunder may be sold under such provisions rather than pursuant to this Prospectus. Without limiting the generality of the foregoing, the Shares may be sold in one or more of the following types of transactions: (a) a block trade in which the broker-dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate in the resales.

         In connection with distributions of the Shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the Shares registered hereunder in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders may also sell Shares short and deliver the Shares to close out such short positions. The Selling Stockholders may also enter into other transactions with broker-dealers which require the delivery to the broker-dealer of the Shares registered hereunder, which the broker-dealer may resell pursuant to this Prospectus. The Selling Stockholders may also pledge the Shares registered hereunder to a broker or dealer and upon a default, the broker or dealer may effect sales of the pledged Shares pursuant to this Prospectus.

         Brokers, dealers or agents may receive compensation in the form of commissions, discounts or concessions from Selling Stockholders in amounts to be negotiated in connection with the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act.

         Information as to whether underwriters who may be selected by the Selling Stockholders, or any other broker-dealer, are acting as a principal or an agent for the Selling Stockholders, the compensation to be received by underwriters who may be selected by the Selling Stockholders, or any broker-dealer, acting as principal or agent for the Selling Stockholders and the compensation to be received by other broker-dealers, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions, will, to the extent required, be set forth in a supplement to this Prospectus (the "Prospectus Supplement"). Any dealer or broker participating in any distribution of the Shares may be required to deliver a copy of this Prospectus, including the Prospectus Supplement, if any, to any person who purchases any of the Shares from or through such dealer or broker.

         The Company has advised the Selling Stockholders that during such time as they may be engaged in a distribution of the Shares included herein they are required to comply with Regulation M promulgated under the Exchange Act. In general, Regulation M precludes the Selling Shareholders, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. A "distribution" is defined in the rules as an offering of securities that is distinguished from ordinary trading activities and depends on the "magnitude of the offering and the presence of special selling efforts and selling methods." Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.

         It is anticipated that the Selling Stockholders will offer all of the Shares for sale. Further, because it is possible that a significant number of Shares could be sold at the same time hereunder, such sales, or the possibility thereof, may have a depressive effect on the market price of the Company's Common Stock.


                                  LEGAL MATTERS

         Certain legal matters relating to the validity of the shares of Common Stock that may be offered hereby have been passed upon for the Company by Parker Duryee Rosoff & Haft PC, 529 Fifth Avenue, New York, New York 10017. Herbert F. Kozlov, a member of Parker Duryee Rosoff & Haft PC, is a member of the Board of Directors and Secretary of the Company and one of the Selling Stockholders of the Shares offered hereby.


                                     EXPERTS

         The consolidated financial statements of Worldwide Entertainment & Sports Corp. and subsidiaries included in the Company's annual report on Form 10-KSB for the year ended December 31, 1997 incorporated herein by reference have been audited by Friedman Alpren & Green LLP and for the year ended December 31, 1996 have been audited by Rosenberg Rich Baker Berman & Company, independent auditors, as indicated in their reports with respect thereto, and are incorporated herein by reference in reliance upon the report of said firms given upon their authority as experts in accounting and auditing.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant, Worldwide Entertainment & Sports Corp., a Delaware corporation (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement.

     (a) The Company's Annual Report on Form 10-KSB for its fiscal year ended December 31, 1997;

     (b) The Company's Current Report on Form 8-K filed by the Company on January 15, 1998;

     (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed by the Company on October 18, 1996, under the Exchange Act, and any amendment or report filed for the purpose of updating such description; and

     (d) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998.

         All documents filed by the Company with the Commission pursuant to Sections 13, 14 and 15(d) of the Exchange Act subsequent hereto, but prior to the termination of this offering, shall be deemed to be incorporated herein by reference and to be a part hereof from their respective dates of filing. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will furnish without charge to each person (including any beneficial owner) to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the documents that this Prospectus incorporates). Requests for copies of such documents should be directed to the

ITEM 4.           DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Certain legal matters relating to the shares of Common Stock registered hereby have been passed upon for the Company by Parker Duryee Rosoff & Haft PC, 529 Fifth Avenue, New York, New York 10017. Herbert F. Kozlov, a member of Parker Duryee Rosoff & Haft PC, is a member of the Board of Directors and Secretary of the Company and one of the Selling Stockholders of shares offered hereby.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The following states the general effect of all statutes, charter provisions, by-laws, contracts or other arrangement under which any controlling person, director or officer of the Company is insured or indemnified in any manner against liability which he may incur in his capacity as such:

         Article SIXTH of the Certificate of Incorporation of the Company provides in pertinent part:

         (5) The Corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended, from time to time, indemnify all persons whom it may indemnify pursuant thereto.

         (6) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the directors duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         (7) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and provided, however, that, except as provided in paragraph (7) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Article SIXTH shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article SIXTH or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

         (8) If a claim under paragraph (6) of the Article SIXTH is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         (9) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article SIXTH shall not be exclusive or any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law; agreement, vote of stockholders or disinterested directors or otherwise.

         (10) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another Corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

The Company's amended and restated By-Laws provides, in pertinent part:

         ARTICLE IV. INDEMNIFICATION. Each director or officer who the Corporation is empowered to indemnify pursuant to the General Corporation Law (or any applicable law at the time in effect) shall be indemnified by the Corporation to the full extent permitted thereby. The foregoing right of indemnification shall not be deemed to be exclusive of any other such rights to which those directors and officers seeking indemnification from the Corporation may be entitled, including, but not limited to, any rights of indemnification to which they may be entitled pursuant to any agreement, insurance policy, other by-law or charter provision, vote of shareholders or directors, or otherwise. No repeal of amendment of this Article IV shall adversely affect any rights of any person pursuant to this Article IV which existed at the time of such repeal or amendment with respect to acts or omissions occurring prior to such repeal or amendment.


ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

EXHIBIT NO.       DESCRIPTION OF EXHIBIT

     4.1 -- Certificate of Incorporation of the Registrant, with amendments thereto (incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form SB-2 (File No. 333- 08855), as amended).
     4.2 -- By-Laws  of the  Registrant  (incorporated  herein by  reference  to
Exhibit 3.2 to the Registrant's Registration Statement on Form SB-2 (File No. 333-08855), as amended.
   5.01   --      Opinion of Parker Duryee Rosoff & Haft
 23.01    --      Consent of Friedman Alpren & Green LLP
 23.02    --      Consent of Rosenberg Rich Baker Berman & Company
 23.03    --      Consent of Parker Duryee Rosoff & Haft  (included in Exhibit
                  5.01 hereof)
 24.01    --      Power of attorney  (included in the  signature  page of PartII of this Registration Statement)

ITEM 9.       REQUIRED UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the Registration Statement, shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) To include any additional or changed material information on the plan of distribution.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to Item 15 of Part II of the Registration Statement, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 16, 1998.

              Worldwide Entertainment & Sports Corp.

              By: /s/Marc Roberts
                 -------------------------------------
                 Marc Roberts, Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Marc Roberts, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and the documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.



Signature               Title                               Date

/s/Marc Roberts         Chief Executive Officer,            July 16, 1998
-------------------
Mark Roberts            President and Director

/s/Roy Roberts          Chief Financial Officer             July 16, 1998
-------------------
Roy Roberts             and Director

/s/Allan Cohen          Director                            July 16, 1998

/s/Herbert Kozlov       Director and Secretary              July 16, 1998
-------------------
Herbert Kozlov

/s/Harvey Silverman     Director                            July 16, 1998
-------------------
Harvey Silverman

/s/Dan Drykerman        Director                            July 16, 1998
-------------------
Dan Drykerman

                                                                    EXHIBIT 5.01

                   [Letterhead of Parker Duryee Rosoff & Haft]




                                                                   July 14, 1998

Worldwide Entertainment & Sports Corp.
29 Northfield Avenue
West Orange, New Jersey 07052

         Re:      1996 Stock Option Plan

Dear Sirs:

         We have acted as counsel for Worldwide Entertainment & Sports Corp., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company under the Securities act of 1933, as amended, for the purposes of registering 500,000 shares of its Common Stock, par value $.01 per share (the "Shares"), that may be issued pursuant to the Company's 1996 Stock Option Plan (the "Plan").

         On the basis of such investigation as we have deemed necessary, we are of the opinion that the Shares have been duly and validly authorized for issuance, and that the Shares, when issued upon due exercise of option granted or hereafter granted under the Plan in accordance with the provisions of the Plan and the related option agreements (including payment of the option exercise price provided for therein), will be fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

         Herbert F. Kozlov, a member of our firm, is a Director and the Secretary of the Company, and a recipient of options granted under the Plan.


                            Very truly yours,



                            Parker Duryee Rosoff & Haft PC

                                                                   EXHIBIT 23.01





                         CONSENT OF INDEPENDENT AUDITORS



          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 19, 1998, included in the annual report on Form 10-KSB of Worldwide Entertainment & Sports Corp. for the year ended December 31, 1997 and to the reference to our firm under the caption "Experts" in the prospectus.






                           Friedman Alpren & Green LLP

New York, New York
July 14, 1998

                                                                   EXHIBIT 23.02





                         CONSENT OF INDEPENDENT AUDITORS


          We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 18, 1998, included in the annual report on Form 10-KSB of Worldwide Entertainment & Sports Corp. for the year ended December 31, 1996 and to the reference to our firm under the caption "Experts" in the prospectus.






                                    Rosenberg Rich Baker Berman & Company


Maplewood, New Jersey
July 13, 1998